Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces Second Quarter 2019 Results

•

Second quarter 2019 revenue of $771.5 million, and net income of $24.4 million, or $0.92 per diluted share.  On a non-GAAP[1] basis, second quarter 2019 net income was $24.6 million, or $0.93 per diluted share.

•	Asset-Based yield improvement in the midst of lower shipment and tonnage levels
•	Asset-Light revenue and operating income impacted by lower market demand during a period that included resource investments for the future

FORT SMITH, Arkansas, July 30, 2019 — ArcBest® (Nasdaq: ARCB), a leading logistics company with creative problem solvers who deliver integrated solutions, today reported second quarter 2019 revenue of $771.5 million compared to second quarter 2018 revenue of $793.4 million.  Second quarter 2019 operating income was $35.2 million compared to operating income of $3.2 million in second quarter last year.  Second quarter net income was $24.4 million, or $0.92 per diluted share compared to second quarter 2018 net income of $1.2 million, or $0.05 per diluted share.

Excluding certain items in both periods, as identified in the attached reconciliation tables, non-GAAP net income was $24.6 million, or $0.93 per diluted share, in second quarter 2019 compared to second quarter 2018 net income of $29.8 million, or $1.12 per diluted share.  Adjustments in the second quarter 2018 period included a one-time after-tax charge of $28.2 million, or $1.05 per diluted share, related to the restructure of ABF Freight’s obligation with one multiemployer pension plan.

“Once again we saw that business conditions, while still relatively healthy, moderated in the second quarter from last year’s record-setting levels but on an overall historical basis the quarter was solid with a rational underlying pricing environment,” said Chairman, President and CEO Judy R. McReynolds. “Revenue improved month to month for our asset-based business while our asset-light business continued to see softer expedited services conditions on increased available truckload capacity.”

Asset-Based

Results of Operations

Second Quarter 2019 Versus Second Quarter 2018

•	Revenue of $559.6 million compared to $559.2 million, a per-day increase of 0.9 percent.
•	Tonnage per day decrease of 3.4 percent, with a mid-single digit percentage decrease in LTL-rated freight.
•	Shipments per day decrease of 1.2 percent. Total weight per shipment decreased 2.2 percent and the decrease in the average LTL-rated weight per shipment was approximately 4 percent.
•

Total billed revenue per hundredweight increased 4.1 percent, positively impacted by lower average weight per shipment.  Excluding fuel surcharge, the percentage increase on LTL-rated freight was in the high-single digits.

•

Operating income of $36.2 million and an operating ratio of 93.5 percent compared to operating income of $3.4 million and an operating ratio of 99.4 percent.  On a non-GAAP basis, operating income of $36.2 million and an operating ratio of 93.5 percent compared to operating income of $41.3 million and an operating ratio of 92.6 percent.  Operating income adjustments in the second quarter 2018 period included a one-time charge of $37.9 million related to the previously mentioned restructure of ABF Freight’s obligation with one multiemployer pension plan.

1.	U.S. Generally Accepted Accounting Principles

Continued improvement in yield management and customer pricing initiatives, despite fewer shipments and lower freight tonnage, resulted in a slight increase in second quarter, daily revenue versus last year.  The reduction in second quarter total tonnage per day reflected lower LTL-rated freight tonnage partially offset by increases in truckload-rated spot shipments moving in the asset-based network.  Though below last year’s second quarter, total average Asset-Based weight per shipment trends improved throughout the quarter, partially due to the growth in truckload-rated spot shipments.

Increased costs associated with city pickup, dock handling and final shipment delivery impacted second quarter profitability as labor and other operational resources were somewhat elevated relative to decreasing LTL freight levels throughout the quarter.  An emphasis on customer service continues to be a focal point.  Linehaul costs were below prior year due, primarily, to reductions in the use of rail and outside carrier resources.

Asset-Light2

Results of Operations

Second Quarter 2019 Versus Second Quarter 2018

•	Revenue of $232.9 million compared to $246.8 million.
•	Operating income of $3.1 million compared to operating income of $4.7 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $6.5 million compared to Adjusted EBITDA of $8.7 million.

Compared to last year’s second quarter, fewer shipments and lower average shipment revenue contributed to reduced total Asset-Light ArcBest segment revenue.  This year’s more available truckload capacity, compared to the tighter market last year, continued to be a factor impacting customer pricing and the ArcBest segment’s results.  Because of lower revenue per shipment related to changing market conditions versus the prior year, expedite and truckload brokerage were the main contributors to the reduction in total ArcBest segment revenue. Increased revenue and shipment levels in managed transportation services were consistent with the growth trend of that business in recent quarters.  Total second quarter ArcBest operating expenses improved versus 2018.  At FleetNet, event growth and cost controls contributed to the quarter’s operating income.

Closing Comments

“The first six months of 2019 saw moderated activity from the record-setting pace experienced in 2018,” McReynolds said. “Our team has executed well in this environment, providing innovative full supply chain solutions and trusted advice to customers for all of their logistics challenges, with managed transportation solutions increasingly in demand. Our outlook for the second half sees a continuation of the current trends and we will monitor for any changes to that view, particularly as it relates to federal tariff policies and developments in the manufacturing and industrial sectors of the economy.”

2.	The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2019 second quarter results. The call will be on Wednesday, July 31st at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 897‑3679. Following the call, a recorded playback will be available through the end of the day on September 15, 2019. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21926462. The conference call and playback can also be accessed, through September 15, 2019, on ArcBest’s website at arcb.com.

Call participants can submit questions this afternoon prior to the conference call by emailing them to ir@arcb.com.  On the call, responses will be provided to as many questions as possible in the time available.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a leading logistics company with creative problem solvers who deliver integrated solutions.  We'll find a way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  At ArcBest, we’re More Than LogisticsSM.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended June 30, 2019 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; untimely or ineffective development and implementation of new or enhanced technology; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the cost, timing, and performance of growth initiatives; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; availability and cost of reliable third-party services; governmental regulations; environmental laws and regulations, including emissions-control regulations; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; maintaining our intellectual property rights, brand, and corporate reputation; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; the cost, integration, and performance of any recent or future acquisitions; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; greater than anticipated funding requirements for our nonunion defined benefit pension plan; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

 ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$771,490	$793,350	$1,483,329	$1,493,351

OPERATING EXPENSES(1)	736,290	790,194	1,439,538	1,477,470

OPERATING INCOME	35,200	3,156	43,791	15,881

OTHER INCOME (COSTS)
Interest and dividend income	1,616	714	3,094	1,240
Interest and other related financing costs	(2,811)	(2,013)	(5,693)	(4,072)
Other, net	(445)	(1,123)	(1,036)	(3,324)
	(1,640)	(2,422)	(3,635)	(6,156)

INCOME BEFORE INCOME TAXES	33,560	734	40,156	9,725

INCOME TAX PROVISION (BENEFIT)	9,184	(499)	10,892	(1,462)

NET INCOME	$24,376	$1,233	$29,264	$11,187

EARNINGS PER COMMON SHARE(2)
Basic	$0.95	$0.05	$1.14	$0.43
Diluted	$0.92	$0.05	$1.10	$0.42

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,554,286	25,670,325	25,562,306	25,656,674
Diluted	26,431,592	26,699,549	26,483,011	26,653,282

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.16	$0.16

1)

Includes a one-time charge of $37.9 million for the three and six months ended June 30, 2018 for the multiemployer pension fund withdrawal liability resulting from the transition agreement ABF Freight, Inc. entered into with the New England Teamsters and Trucking Industry Pension Fund.

2)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2019	2018
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$181,731	$190,186
Short-term investments	117,657	106,806
Accounts receivable, less allowances (2019 - $6,238; 2018 - $7,380)	296,090	297,051
Other accounts receivable, less allowances (2019 - $463; 2018 - $806)	17,207	19,146
Prepaid expenses	28,546	25,304
Prepaid and refundable income taxes	5,237	1,726
Other	4,982	9,007
TOTAL CURRENT ASSETS	651,450	649,226

PROPERTY, PLANT AND EQUIPMENT
Land and structures	339,255	339,640
Revenue equipment	888,588	858,251
Service, office, and other equipment	218,131	199,230
Software	143,181	138,517
Leasehold improvements	10,058	9,365
	1,599,213	1,545,003
Less allowances for depreciation and amortization	947,264	913,815
	651,949	631,188

GOODWILL	108,320	108,320
INTANGIBLE ASSETS, NET	66,700	68,949
OPERATING RIGHT-OF-USE ASSETS	68,810	—
DEFERRED INCOME TAXES	6,296	7,468
OTHER LONG-TERM ASSETS	80,402	74,080
	$1,633,927	$1,539,231

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$166,829	$143,785
Income taxes payable	1,942	1,688
Accrued expenses	228,994	243,111
Current portion of long-term debt	47,205	54,075
Current portion of operating lease liabilities	18,273	—
Current portion of pension and postretirement liabilities	8,231	8,659
TOTAL CURRENT LIABILITIES	471,474	451,318

LONG-TERM DEBT, less current portion	235,001	237,600
OPERATING LEASE LIABILITIES, less current portion	54,040	—
PENSION AND POSTRETIREMENT LIABILITIES, less current portion	31,874	31,504
OTHER LONG-TERM LIABILITIES	37,268	44,686
DEFERRED INCOME TAXES	61,111	56,441

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2019: 28,786,473 shares; 2018: 28,684,779 shares	288	287
Additional paid-in capital	329,388	325,712
Retained earnings	526,551	501,389
Treasury stock, at cost, 2019: 3,266,169 shares; 2018: 3,097,634 shares	(100,639)	(95,468)
Accumulated other comprehensive loss	(12,429)	(14,238)
TOTAL STOCKHOLDERS’ EQUITY	743,159	717,682
	$1,633,927	$1,539,231

Note:  The balance sheet at December 31, 2018 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2019	2018
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$29,264	$11,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,722	51,409
Amortization of intangibles	2,249	2,264
Pension settlement expense	1,634	1,085
Share-based compensation expense	4,859	3,544
Provision for losses on accounts receivable	621	1,069
Change in deferred income taxes	5,124	(10,818)
Gain on sale of property and equipment	(1,469)	(166)
Changes in operating assets and liabilities:
Receivables	1,781	(31,281)
Prepaid expenses	(3,323)	2,393
Other assets	(2,798)	2,018
Income taxes	(3,042)	8,024
Operating right-of-use assets and lease liabilities, net	159	—
Multiemployer pension fund withdrawal liability(1)	(289)	37,922
Accounts payable, accrued expenses, and other liabilities	(6,021)	40,914
NET CASH PROVIDED BY OPERATING ACTIVITIES	80,471	119,564

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(41,909)	(24,763)
Proceeds from sale of property and equipment	3,798	2,074
Purchases of short-term investments	(43,327)	(26,006)
Proceeds from sale of short-term investments	33,332	14,647
Capitalization of internally developed software	(5,535)	(5,997)
NET CASH USED IN INVESTING ACTIVITIES	(53,641)	(40,045)

FINANCING ACTIVITIES
Payments on long-term debt	(29,984)	(33,694)
Proceeds from notes payable	9,552	—
Net change in book overdrafts	(4,398)	(2,888)
Payment of common stock dividends	(4,102)	(4,116)
Purchases of treasury stock	(5,171)	(201)
Payments for tax withheld on share-based compensation	(1,182)	(85)
NET CASH USED IN FINANCING ACTIVITIES	(35,285)	(40,984)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,455)	38,535
Cash and cash equivalents at beginning of period	190,186	120,772
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$181,731	$159,307

NONCASH INVESTING ACTIVITIES
Equipment financed	$10,964	$14,407
Accruals for equipment received	$19,402	$8,649
Lease liabilities arising from obtaining right-of-use assets	$23,049	$—

1)	The six months ended June 30, 2018 includes a one-time charge related to the multiemployer pension plan withdrawal liability previously discussed in this press release.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2019		2018		2019		2018
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$559,648		$559,239		$1,065,727		$1,041,354

ArcBest	181,173		199,987		354,377		381,920
FleetNet	51,722		46,792		104,981		94,551
Total Asset-Light	232,895		246,779		459,358		476,471

Other and eliminations	(21,053)		(12,668)		(41,756)		(24,474)
Total consolidated revenues	$771,490		$793,350		$1,483,329		$1,493,351

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$297,016	53.1%	$286,750	51.3%	$577,292	54.2%	$556,529	53.5%
Fuel, supplies, and expenses	66,853	11.9	65,040	11.6	131,580	12.3	127,233	12.2
Operating taxes and licenses	12,214	2.2	11,910	2.1	24,612	2.3	23,666	2.3
Insurance	7,598	1.4	7,979	1.4	15,589	1.5	14,607	1.4
Communications and utilities	4,529	0.8	4,135	0.7	9,149	0.9	8,656	0.8
Depreciation and amortization	21,743	3.9	21,362	3.8	42,723	4.0	42,292	4.1
Rents and purchased transportation	57,687	10.3	63,253	11.3	107,599	10.1	109,386	10.5
Shared services(1)	56,013	10.0	56,825	10.2	106,725	10.0	102,432	9.8
Multiemployer pension fund withdrawal liability charge(2)	—	—	37,922	6.8	—	—	37,922	3.6
Gain on sale of property and equipment	(1,587)	(0.3)	(266)	—	(1,621)	(0.2)	(399)	—
Other	1,404	0.2	948	0.2	2,286	0.2	2,247	0.2
Total Asset-Based	523,470	93.5%	555,858	99.4%	1,015,934	95.3%	1,024,571	98.4%

ArcBest
Purchased transportation	147,552	81.4%	162,920	81.5%	287,657	81.2%	311,292	81.5%
Supplies and expenses	2,858	1.6	3,538	1.7	5,632	1.6	6,768	1.8
Depreciation and amortization(3)	3,055	1.7	3,597	1.8	6,206	1.7	7,005	1.8
Shared services(1)	23,141	12.8	23,536	11.7	46,172	13.0	45,404	11.9
Other	2,445	1.3	2,546	1.3	4,858	1.4	4,427	1.2
Restructuring costs(4)	—	—	143	0.1	—	—	152	—
	179,051	98.8%	196,280	98.1%	350,525	98.9%	375,048	98.2%
FleetNet	50,696	98.0%	45,763	97.8%	102,467	97.6%	92,001	97.3%
Total Asset-Light	229,747		242,043		452,992		467,049

Other and eliminations	(16,927)		(7,707)		(29,388)		(14,150)
Total consolidated operating expenses	$736,290	95.4%	$790,194	99.6%	$1,439,538	97.0%	$1,477,470	98.9%

OPERATING INCOME
Asset-Based	$36,178		$3,381		$49,793		$16,783

ArcBest	2,122		3,707		3,852		6,872
FleetNet	1,026		1,029		2,514		2,550
Total Asset-Light	3,148		4,736		6,366		9,422

Other and eliminations(5)	(4,126)		(4,961)		(12,368)		(10,324)
Total consolidated operating income	$35,200		$3,156		$43,791		$15,881

1)

Shared services represent costs incurred to support all segments, including sales, pricing, customer service, marketing, capacity sourcing functions, human resources, financial services, information technology, and other company-wide services.

2)	The three and six months ended June 30, 2018 include a one-time charge for the multiemployer pension plan withdrawal liability previously discussed in this press release.
3)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
5)

“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$35,200	$3,156	$43,791	$15,881
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	—	37,922	—	37,922
Restructuring charges, pre-tax(2)	—	340	—	716
Non-GAAP amounts	$35,200	$41,418	$43,791	$54,519

Net Income
Amounts on GAAP basis	$24,376	$1,233	$29,264	$11,187
Multiemployer pension fund withdrawal liability charge, after-tax(1)	—	28,161	—	28,161
Restructuring charges, after-tax(2)	—	252	—	529
Nonunion pension expense, including settlement, after-tax(3)	377	1,301	1,664	2,821
Life insurance proceeds and changes in cash surrender value	(542)	(819)	(2,156)	(934)
Tax benefit from vested RSUs(4)	410	(282)	408	(301)
Deferred tax adjustment for 2017 Tax Reform Act(5)	—	(50)	—	(2,641)
Impact of 2017 Tax Reform Act on current tax expense(5)	—	(9)	—	(69)
Alternative fuel tax credit(6)	—	—	—	(1,203)
Non-GAAP amounts	$24,621	$29,787	$29,180	$37,550

Diluted Earnings Per Share
Amounts on GAAP basis	$0.92	$0.05	$1.10	$0.42
Multiemployer pension fund withdrawal liability charge, after-tax(1)	—	1.05	—	1.06
Restructuring charges, after-tax(2)	—	0.01	—	0.02
Nonunion pension expense, including settlement, after-tax(3)	0.01	0.05	0.06	0.11
Life insurance proceeds and changes in cash surrender value	(0.02)	(0.03)	(0.08)	(0.04)
Tax benefit from vested RSUs(4)	0.02	(0.01)	0.02	(0.01)
Deferred tax adjustment for 2017 Tax Reform Act(5)	—	—	—	(0.10)
Impact of 2017 Tax Reform Act on current tax expense(5)	—	—	—	—
Alternative fuel tax credit(6)	—	—	—	(0.05)
Non-GAAP amounts	$0.93	$1.12	$1.10	$1.41

1)	The three and six months ended June 30, 2018 include a one-time charge for the multiemployer pension plan withdrawal liability previously discussed in this press release.
2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017.  Pension settlements related to the plan termination began in fourth quarter 2018 and are expected to be complete in 2019.

4)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three and six months ended June 30, 2019 and 2018.
5)	Impact on current or deferred income tax expense as a result of recognizing the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.
6)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2019
		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$35,200	$(1,640)	$33,560	$9,184	$24,376	27.4%
Nonunion pension expense, including settlement(1)	—	507	507	130	377	25.6
Life insurance proceeds and changes in cash surrender value	—	(542)	(542)	—	(542)	—
Tax benefit from vested RSUs(2)	—	—	—	(410)	410	—
Non-GAAP amounts	$35,200	$(1,675)	$33,525	$8,904	$24,621	26.6%

	Six Months Ended June 30, 2019

		Other	Income Before	Income
	Operating	Income	Income	Tax	Net	Effective
	Income	(Costs)	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$43,791	$(3,635)	$40,156	$10,892	$29,264	27.1%
Nonunion pension expense, including settlement(1)	—	2,241	2,241	577	1,664	25.7
Life insurance proceeds and changes in cash surrender value	—	(2,156)	(2,156)	—	(2,156)	—
Tax benefit from vested RSUs(2)	—	—	—	(408)	408	—
Non-GAAP amounts	$43,791	$(3,550)	$40,241	$11,061	$29,180	27.5%

	Three Months Ended June 30, 2018
		Other	Income Before	Income Tax
	Operating	Income	Income	Provision	Net	Effective Tax
	Income	(Costs)	Taxes	(Benefit)	Income	(Benefit) Rate
Amounts on GAAP basis	$3,156	$(2,422)	$734	$(499)	$1,233	(68.0)%
Multiemployer pension fund withdrawal liability charge(3)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(4)	340	—	340	88	252	25.9
Nonunion pension expense, including settlement(1)	—	1,752	1,752	451	1,301	25.7
Life insurance proceeds and changes in cash surrender value	—	(819)	(819)	—	(819)	—
Tax benefit from vested RSUs(2)	—	—	—	282	(282)	—
Deferred tax adjustment for 2017 Tax Reform Act(5)	—	—	—	50	(50)	—
Impact of 2017 Tax Reform Act on current tax expense(5)	—	—	—	9	(9)	—
Non-GAAP amounts	$41,418	$(1,489)	$39,929	$10,142	$29,787	25.4%

	Six Months Ended June 30, 2018

		Other	Income Before	Income Tax
	Operating	Income	Income	Provision	Net	Effective
	Income	(Costs)	Taxes	(Benefit)	Income	Tax Rate
Amounts on GAAP basis	$15,881	$(6,156)	$9,725	$(1,462)	$11,187	(15.0)%
Multiemployer pension fund withdrawal liability charge(3)	37,922	—	37,922	9,761	28,161	25.7
Restructuring charges(4)	716	—	716	187	529	26.1
Nonunion pension expense, including settlement(1)	—	3,798	3,798	977	2,821	25.7
Life insurance proceeds and changes in cash surrender value	—	(934)	(934)	—	(934)	—
Tax benefit from vested RSUs(2)	—	—	—	301	(301)	—
Deferred tax adjustment for 2017 Tax Reform Act(5)	—	—	—	2,641	(2,641)	—
Impact of 2017 Tax Reform Act on current tax expense(5)	—	—	—	69	(69)	—
Alternative fuel tax credit(6)	—	—	—	1,203	(1,203)	—
Non-GAAP amounts	$54,519	$(3,292)	$51,227	$13,677	$37,550	26.7%

1)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as the nonunion defined benefit pension plan was amended to terminate the plan with a termination date of December 31, 2017. Pension settlements related to the plan termination began in fourth quarter 2018 and are expected to be complete in 2019.

2)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three and six months ended June 30, 2019 and 2018.
3)	The three and six months ended June 30, 2018 include a one-time charge for the multiemployer pension plan withdrawal liability previously discussed in this press release.
4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
5)	Impact on current or deferred income tax expense as a result of recognizing the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.
6)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2019		2018		2019		2018
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$36,178	93.5%	$3,381	99.4%	$49,793	95.3%	$16,783	98.4%
Multiemployer pension fund withdrawal liability charge, pre-tax(1)	—	—	37,922	(6.8)	—	—	37,922	(3.6)
Non-GAAP amounts	$36,178	93.5%	$41,303	92.6%	$49,793	95.3%	$54,705	94.8%

Asset-Light

ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$2,122	98.8%	$3,707	98.1%	$3,852	98.9%	$6,872	98.2%
Restructuring charges, pre-tax(2)	—	—	143	(0.1)	—	—	152	—
Non-GAAP amounts	$2,122	98.8%	$3,850	98.0%	$3,852	98.9%	$7,024	98.2%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,026	98.0%	$1,029	97.8%	$2,514	97.6%	$2,550	97.3%
Restructuring charges, pre-tax(2)	—	—	—	—	—	—	—	—
Non-GAAP amounts	$1,026	98.0%	$1,029	97.8%	$2,514	97.6%	$2,550	97.3%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$3,148	98.6%	$4,736	98.1%	$6,366	98.6%	$9,422	98.0%
Restructuring charges, pre-tax(2)	—	—	143	(0.1)	—	—	152	—
Non-GAAP amounts	$3,148	98.6%	$4,879	98.0%	$6,366	98.6%	$9,574	98.0%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(4,126)		$(4,961)		$(12,368)		$(10,324)
Restructuring charges, pre-tax(2)	—		197		—		564
Non-GAAP amounts	$(4,126)		$(4,764)		$(12,368)		$(9,760)

1)	The three and six months ended June 30, 2018 include a one-time charge for the multiemployer pension plan withdrawal liability previously discussed in this press release.
2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$24,376	$1,233	$29,264	$11,187
Interest and other related financing costs	2,811	2,013	5,693	4,072
Income tax provision (benefit)	9,184	(499)	10,892	(1,462)
Depreciation and amortization	27,434	27,187	53,971	53,673
Amortization of share-based compensation	2,801	1,674	4,859	3,544
Amortization of net actuarial losses of benefit plans and pension settlement expense	586	1,119	2,340	2,647
Multiemployer pension fund withdrawal liability charge(1)	—	37,922	—	37,922
Restructuring charges(2)	—	340	—	716
Consolidated Adjusted EBITDA	$67,192	$70,989	$107,019	$112,299

1)	The three and six months ended June 30, 2018 include a one-time charge for the multiemployer pension plan withdrawal liability previously discussed in this press release.
2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands, except percentages)

ArcBest
Operating Income	$2,122	$3,707	$3,852	$6,872
Depreciation and amortization(3)	3,055	3,597	6,206	7,005
Restructuring charges(4)	—	143	—	152
Adjusted EBITDA	$5,177	$7,447	$10,058	$14,029

FleetNet
Operating Income	$1,026	$1,029	$2,514	$2,550
Depreciation and amortization	333	264	650	543
Adjusted EBITDA	$1,359	$1,293	$3,164	$3,093

Total Asset-Light
Operating Income	$3,148	$4,736	$6,366	$9,422
Depreciation and amortization(3)	3,388	3,861	6,856	7,548
Restructuring charges(4)	—	143	—	152
Adjusted EBITDA	$6,536	$8,740	$13,222	$17,122

3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.
4)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2019	2018	% Change	2019	2018	% Change
	(Unaudited)
Asset-Based

Workdays	63.5	64.0		126.5	127.5

Billed Revenue(1) / CWT	$35.11	$33.73	4.1%	$34.90	$32.96	5.9%

Billed Revenue(1) / Shipment	$443.94	$436.52	1.7%	$431.40	$424.89	1.5%

Shipments	1,272,317	1,297,399	(1.9%)	2,483,104	2,480,655	0.1%

Shipments / Day	20,036	20,272	(1.2%)	19,629	19,456	0.9%

Tonnage (Tons)	804,487	839,583	(4.2%)	1,534,897	1,599,139	(4.0%)

Tons / Day	12,669	13,118	(3.4%)	12,134	12,542	(3.3%)

Pounds / Shipment	1,265	1,294	(2.2%)	1,236	1,289	(4.1%)

Average Length of Haul (Miles)	1,040	1,048	(0.8%)	1,032	1,042	(1.0%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2019	June 30, 2019
	(Unaudited)
ArcBest(2)

Revenue / Shipment	(9.8%)	(8.3%)

Shipments / Day	(1.6%)	(1.3%)

2)	Statistical data related to managed transportation services transactions are not included in the presentation of operating statistics for the ArcBest segment.

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